                                   EXHIBIT 1

                                _______ Shares

                      CENTRAL AND SOUTH WEST CORPORATION

                                 COMMON STOCK
                               ($3.50 Par Value)

                            UNDERWRITING AGREEMENT

                             ___________ __, 199__


Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas  75202

Dear Sirs:

            We (the "Managers") understand that Central and South West Corporation, a Delaware corporation (the "Company"), proposes to issue and sell ___________ shares of its Common Stock, par value $3.50 per share (the "Firm Shares"). The Company also proposes to issue and sell not more than an additional ________ shares of its Common Stock, par value $3.50 per share (the "Additional Shares") solely for the purpose of covering over-allotments, if and to the extent that the Managers shall have determined to exercise, on behalf of the underwriter or underwriters named in Schedule I hereto (such underwriter or underwriters being herein called the "Underwriters"), the right to purchase such shares of Common Stock granted to the Underwriters as provided in Section 2 of the attached Underwriting Agreement. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Offered Securities".

            Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of Firm Shares set forth opposite their names in Schedule I hereto at the purchase price of $____________ a share (the "Purchase Price"). If any Additional Shares are to be purchased, the Company agrees to sell, and each Underwriter agrees to purchase at the Purchase Price, severally and not jointly, the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            The Underwriters will pay for the Firm Shares at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005 at 10:00 a.m., New York Time, on _________ __, 199__ or at such other place and time, not later than __________ __, 199__, as shall be mutually agreed. The Firm Shares shall be concurrently delivered to the Underwriters at the offices of _________________________________.

            Payment for any Additional Shares shall be made in accordance with
Section 2 of the Underwriting Agreement.

      The Offered Securities shall have the following terms:

      Initial Per Share
      Offering Price:                  $_______ per share
      --------------

      Underwriting Compensation:       $_______ per share
      -------------------------

      Address for Notices
      to Managers under
      Underwriting Agreement:
      ----------------------


      Payment Method:                  Immediately available Federal funds
      --------------



            All the provisions contained in the document entitled Central and South West Corporation Underwriting Agreement Standard Provisions (Common Stock-Shelf), dated ___________ __, 199__, a copy of which you and we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. References herein and therein to numbered sections of the Underwriting Agreement shall mean the numbered sections of the Standard Provisions.

            Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us. This Underwriting Agreement may be signed in any number of counterparts with the same effect as if the signature thereto and hereto were upon the same instrument. It is understood that our acceptance of this agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request.

                              Very truly yours,

                              [Lead Underwriter]
                              [Co-Managers]

                              By: [Lead Underwriter]



                              By:______________________________

                              Title:___________________________

                              (Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto)


Accepted:

CENTRAL AND SOUTH WEST CORPORATION



By:_______________________________

                                                                    Schedule I
                                                                    ----------


                                                           Number of
                                                          Firm Shares
          Underwriters                                  to be Purchased
          ------------                                  ---------------

          [Lead Underwriter]                             $

          [Names of other Co-managers]

          [Names of other Underwriters]





                                                          ----------
                                                Total    $
                                                         ===========

                      CENTRAL AND SOUTH WEST CORPORATION
                            UNDERWRITING AGREEMENT
                   STANDARD PROVISIONS (COMMON STOCK-SHELF)

                         Dated _____________ __, 199__


            From time to time Central and South West Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement and any such underwriting agreement, including the provisions incorporated therein by reference, is herein referred to as the "Underwriting Agreement".

            The Company proposes to issue and sell to the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") the number of shares (the "Firm Shares") of Common Stock, par value $3.50 per share, of the Company as specified in Schedule I. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional number of shares of Common Stock, $3.50 par value per share, as specified in the Underwriting Agreement (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Offered Securities". The Offered Securities will have the terms and rights set forth in the Underwriting Agreement and Prospectus (as hereinafter defined). The Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts) and may be evidenced by an exchange by facsimile or any other rapid transmission device designed to produce a written record of communications transmitted.

      1.  Representations and Warranties of the Company.

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-_____), including a prospectus, relating to the Offered Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and such registration statement has become effective. The Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a Prospectus Supplement (the "Supplement") for the purpose of supplying information in respect of the public offering of the Offered Securities, the names of the underwriter or group of underwriters and other matters. Said registration statement, as amended at the time it became effective, and the prospectus, as supplemented by the Supplement, relating to the Offered Securities in final form as filed with the Commission pursuant to Rule 424 under the Securities Act, are hereinafter called the "Registration Statement" and the "Prospectus", respectively. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "preliminary prospectus" means a preliminary prospectus supplement, if any, relating to the Offered Securities together with the Basic Prospectus. Whenever the word "Registration Statement", "registration statement", "Prospectus", "preliminary prospectus" or "prospectus" is used herein it shall be deemed to include all documents incorporated therein by reference pursuant to the requirements of Form S-3 under the Securities Act (the "Incorporated Documents").

            (b) The Commission has entered an order under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act") permitting to become effective the Form U-1 Application-Declaration filed by the Company with respect to the issue and sale of the Offered Securities. A copy of such order heretofore entered by the Commission has been or will be delivered to the Underwriters.

            (c) Except as otherwise contemplated herein, no approval, authorization, consent, certificate or order of any State commission or regulatory authority is necessary with respect to the issuance or the sale of the Offered Securities by the Company, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

            (d) The Basic Prospectus filed as a part of the registration statement relating to the Offered Securities as originally filed, or as a part of any amendment thereto, any preliminary prospectus at the time of its issuance, and the Registration Statement and the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus as of their effective or issue dates, and as of the Closing Date (as hereinafter defined), complied or will comply, in each case in all material respects, with the provisions of the Securities Act, and the rules and regulations of the Commission under said Act, and neither the Registration Statement nor any amendment thereto contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Basic Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement thereto does not include and will not include an untrue statement of a material fact and does not omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that the foregoing representations and warranties in this subsection (d) shall not apply to omissions from the Registration Statement or Prospectus resulting from the failure of any of the Underwriters to furnish the Company with the information pertaining to such Underwriters and the underwriting of the Offered Securities required to complete the Registration Statement or the Prospectus or to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriters for use in connection with the preparation of the Prospectus.

            (e) Except as the Company may have furnished supplemental information to each prospective Underwriter or to the Managers prior to the receipt of proposals to purchase the Offered Securities as to matters to be reflected in the Prospectus, since the respective dates as of which information is given in the Registration Statement and in the Prospectus, there has been no (A) material adverse change in the condition, financial or otherwise, or in the earnings of the Company or of the Company and its subsidiaries consolidated, or (B) adverse development concerning the business or assets of the Company or of the Company and its subsidiaries consolidated which would result in a material adverse change in its prospective financial condition or results of operations, except such changes as are set forth or contemplated in such Registration Statement or the Prospectus (including the financial statements and notes thereto included or incorporated by reference in the Registration Statement).

            (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (g) Each of Central Power and Light Company ("CPL"), Public Service Company of Oklahoma("PSO"), Southwestern Electric Power Company ("SWEPCO"), West Texas Utilities Company("WTU"), Transok, Inc. ("Transok") (collectively, the "Operating Companies"), CSW Energy, Inc., CSW Credit, Inc. and Central and South West Services, Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (h) At or prior to the acceptance by the Company of a proposal for the purchase of the Offered Securities, the Company will have taken all corporate action necessary to be taken by it to authorize the acceptance of such proposal and, at or before the Closing Date, will have taken all corporate action necessary to be taken by it to authorize the performance by it of all obligations on its part to be performed under the Underwriting Agreement; and the consummation of the transactions contemplated in, and the fulfillment of the terms of, the Underwriting Agreement will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture or other material agreement or instrument to which the Company is a party at the Closing Date, or the Second Restated Certificate of Incorporation, as amended (the "Charter") or by-laws of the Company, or any order, rule or regulation applicable to the Company of any court or of any state or Federal regulatory body or administrative agency having jurisdiction over the Company or over its property.

            (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (j) The shares of Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable.

            (k) The Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights.

            (l) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            (m) Arthur Andersen LLP are independent accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder.

            (n) KPMG, Chartered Accountants, Registered Auditors are independent accountants with respect to SEEBOARD plc as required by the Securities Act and the applicable rules and regulations thereunder.

      2.  Purchase, Sale and Delivery of Offered Securities.

            The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Underwriting Agreement is entered into as in the Managers' judgment is advisable. The terms of the public offering of the Offered Securities are or will be set forth in the Prospectus.

            The Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of any Additional Shares, as provided in the Underwriting Agreement, as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date of the Underwriting Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Closing Date"); provided, however, that the additional time of purchase shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day [1] after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to the Underwriting Agreement bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Managers may determine to eliminate fractional shares).

      Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the Company or its order in immediately available Federal funds (unless the Underwriting Agreement shall otherwise specify) at the time and place set forth in the Underwriting Agreement upon delivery to the Managers for the respective accounts of the several Underwriters of the Firm Shares registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery. If the Managers shall request that any certificates be

____________________
[1]   As used herein "business day" shall mean a day on which the New York
Stock Exchange is open for trading.

issued in a name or names other than that of any Underwriter agreeing to purchase the Firm Shares, such Underwriter shall pay any transfer tax resulting from such issuance. The Company agrees to have the Firm Shares available for inspection, checking and packaging by the Managers at the location indicated in the Underwriting Agreement not later than 1:00 P.M. on the business day next prior to the Closing Date. The time and date of such payment and delivery with respect to the Firm Shares are herein referred to as the "Closing Date".

            Payment of the purchase price for the Additional Shares shall be made on the Additional Closing Date in the same manner and at the same office as the payment for the Firm Shares. On the second business day preceding the Additional Closing Date the Managers shall specify the names and denominations in which certificates for the Additional Shares shall be delivered to the Managers in definitive form. For the purpose of expediting the checking of the certificates for the Additional Shares by the Managers, the Company agrees to make such certificates available to the Managers for such purpose at least one full business day preceding the Additional Closing Date.

      3.  Covenants of the Company.

            The Company covenants and agrees with each of the Underwriters that:

            (a) As soon as practicable after the acceptance of a proposal to purchase the Offered Securities, the Company will file the Supplement with the Commission pursuant to Rule 424(b) of the Securities Act. The Company will not file at any time prior to the Closing Date any other amendment to the Registration Statement or any supplement to the Prospectus, or any other amended prospectus or any document that upon the filing thereof would become an Incorporated Document of which Sidley & Austin ("Underwriters' Counsel") shall not previously have been advised and furnished with a copy or to which the Managers shall reasonably object in writing.

            (b) The Company will advise the Managers immediately, and confirm such advice promptly in writing, of the effectiveness of any amendment to the Registration Statement.

            (c) The Company will notify promptly each of the Underwriters in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or in the event of the institution or notice of intended institution by the Commission of any action or proceeding for that purpose. In the event the Commission shall enter a stop order suspending the effectiveness of the Registration Statement, whether before or after the Offered Securities have been delivered to the Managers or the Underwriters and paid for as provided in the Underwriting Agreement, the Company will make every reasonable effort to obtain, as promptly as possible, the entry by the Commission of an order setting aside any such stop order or otherwise reinstating the effectiveness of the Registration Statement.

            (d) The Company will deliver to each Manager, on or before the Closing Date, one signed copy of the registration statement as originally filed and of each amendment thereto (in each case including all exhibits thereto, other than exhibits incorporated by reference), and will also deliver to the Managers, for distribution to the Underwriters, a sufficient number of conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each of the Underwriters. The Company will also send to the Managers or to the Underwriters, without expense to them, as soon as practicable after the date hereof, and thereafter from time to time during a period of nine months after such date, as many copies of any preliminary prospectus and the Prospectus as the Managers may reasonably request for the purposes contemplated by the Securities Act.

            (e) The Company will endeavor, when and as requested by the Managers, to furnish information and otherwise cooperate in qualifying or registering the Offered Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Managers may designate, but the Company shall not thereby be obligated to qualify as a foreign corporation in, or to execute or file any general consent to service of process under the laws of, any jurisdiction. The Company will pay the Underwriters' Counsel all reasonable fees (including counsel fees) and expenses incurred by them in connection with such qualification or registration of the Offered Securities for offer or sale, not exceeding, however, $5,000 in the aggregate.

            (f) If the Underwriting Agreement shall be terminated pursuant to the provisions of Section 4 or 6(a), the Company will pay the reasonable fees and disbursements of Underwriters' Counsel in connection with the contemplated issue and sale of the Offered Securities, unless such termination is caused by any default by the Managers or any of the Underwriters in the performance of their respective obligations hereunder. Except as provided in this subsection
(f), the Underwriters shall pay the fees of Underwriters' Counsel and reimburse such counsel for their reasonable expenses paid or incurred in connection with the issue and sale of the Offered Securities. The Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

            (g) If, during the period after the first date of the public offering of the Offered Securities that in the opinion of counsel for the Company the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting the Company or its subsidiaries or of which the Company shall be advised in writing by the Managers, shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of Offered Securities from any of the Underwriters, the Company will forthwith at its expense prepare and furnish to the Managers or to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus (in form satisfactory to Underwriters' Counsel) which will supplement or amend the Prospectus so that, as so supplemented or amended, it will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to such a purchaser, not misleading.

            (h) The Company will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months beginning not earlier than the date of the Prospectus, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

      4.  Conditions of Underwriters' Obligations.

            The obligations of the Underwriters to purchase and pay for the Offered Securities shall be subject to the performance by the Company of its obligations to be performed under the Underwriting Agreement at or prior to the Closing Date, to the continued accuracy in all material respects of the representations and warranties of the Company contained in the Underwriting Agreement, and to the following conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 1(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, or proceedings therefor instituted or threatened by the Commission, on or prior to the Closing Date.

            (b) At or prior to the Closing Date the Underwriters shall have received from Underwriters' Counsel an opinion (subject to the reservation that they have relied upon the opinions of the several counsel for the Operating Companies mentioned in subsection (d) and (e) of this Section 4, as to the corporate organization and existence of the Operating Companies and as to all other matters governed by the laws of the respective states or jurisdictions in which such counsel for the operating companies practice), substantially to the effect set forth in Exhibit A.

            (c) At or prior to the Closing Date, the Underwriters shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Company, an opinion (subject to the same reservation as that expressed in subsection (b) of this Section 4), substantially to the effect set forth in Exhibit B.

            (d) At or prior to the Closing Date, the Underwriters shall have received from Vinson & Elkins L.L.P., of Dallas, Texas, Doerner, Stuart, Saunders, Daniel & Anderson, of Tulsa, Oklahoma, and Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P., of Abilene, Texas, counsel, respectively, for CPL, PSO, WTU and Richard Zieren, Esq., General Counsel for Transok, an opinion, substantially to the effect set forth in Exhibit C.

            (e) At or prior to the Closing Date, the Underwriters shall have received from Friday, Eldredge & Clark, of Little Rock, Arkansas, Wilkinson, Carmody, Gilliam & Hussey, of Shreveport, Louisiana, Rainey, Ross, Rice & Binns, of Oklahoma City, Oklahoma, and Coghlan, Crowson & Fitzpatrick, of Longview, Texas, counsel for SWEPCO in the States of Arkansas, Louisiana, Oklahoma and Texas, respectively, an opinion, substantially to the effect set forth in Exhibit D.

            (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP and KPMG, Chartered Accountants, Registered Auditors, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            The form of letter shall reflect the inclusion of any subsequently dated financial information, the incorporation by reference of any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q and/or the inclusion in the Prospectus of any statistical or financial information.

            Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter required by this subsection (g) which is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus.

            (g) At the Closing Date the Managers shall have received a certificate, dated as of the Closing Date, signed by the President or a Vice President (including any Executive Vice President or Senior Vice President) and the Treasurer or the Secretary of the Company, to the effect that (i) to the best of the knowledge of the signers, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been instituted or threatened by the Commission, (ii) the order of the Commission referred to in subsection
(b) of Section 1 of the Underwriting Agreement is, to the best of the knowledge of the signers, in full force and effect, and (iii) since the respective dates as of which information is given in the Registration Statement or Prospectus, there has been no (A) material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries consolidated or (B) adverse development concerning the business or assets of the Company and its subsidiaries consolidated which would result in a material adverse change in their prospective financial condition or results of operations, except such changes as are set forth or contemplated in the Registration Statement or the Prospectus (including financial statements and notes thereto contained in the Incorporated Documents).

            In case any of the conditions specified in this Section 4 shall not have been fulfilled, the Underwriting Agreement may be terminated by the Managers with the consent of Underwriters who have agreed to purchase in the aggregate more than fifty percent of the total principal amount of the Offered Securities upon delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsection (f) of Section 3 of the Underwriting Agreement.

      5.  Indemnification

            (a) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each such Underwriter or such controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by it or them in connection with defending against any such losses, claims, damages or liabilities, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (1) the Registration Statement, the Basic Prospectus, any preliminary prospectus, or the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Prospectus or the Prospectus as amended or supplemented, if such losses, claims, damages or liabilities arise out of or are based upon the use of the Prospectus or the Prospectus as amended or supplemented after the Company shall have amended or supplemented the Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to any such losses, claims, damages or liabilities arising out of or based upon (i) any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriters for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, (ii) any omission or alleged omission from the Registration Statement or Prospectus or any amendment or supplement thereto resulting from the failure of any of the Underwriters to furnish the Company with the information or advice required by the Underwriters' Questionnaire, or (iii) the failure of any Underwriter to deliver (either directly or through the Managers) a copy of the Prospectus (excluding the Incorporated Documents), or of the Prospectus as amended or supplemented after it shall have been amended or supplemented by the Company (excluding the Incorporated Documents), to any person to whom a copy of any preliminary prospectus shall have been delivered by or on behalf of such Underwriter to whom any Offered Securities shall have been sold by such Underwriter, as such delivery may be required by the Securities Act and the rules and regulations of the Commission thereunder.

            (b) Each of the Underwriters agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, each of its directors, each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Underwriter and each person, if any, who so controls any such other Underwriter, from and against any and all losses, claims, damages or liabilities, joint or several, to which any one or more of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with defending against any such losses, claims, damages or liabilities of the character above specified arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or resulting from the failure of such Underwriter to furnish the Company with the information or advice required by the Underwriters' Questionnaire, or (ii) the failure of such Underwriter to deliver (either directly or through the Managers) a copy of the Prospectus (excluding the Incorporated Documents), or of the Prospectus as amended or supplemented after it shall have been amended or supplemented by the Company (excluding the Incorporated Documents), to any person to whom a copy of any preliminary prospectus shall have been delivered by or on behalf of such Underwriter and to whom any Offered Securities shall have been sold by such Underwriter, as such delivery may be required by the Securities Act and the rules and regulations of the Commission thereunder.

            (c)  Promptly after receipt by a party indemnified under this
Section 5 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against a party granting an indemnity under this Section 5 (the "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof (thereby conceding that the action in question is subject to indemnification by the indemnifying party hereunder), with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert and conduct such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Managers in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (d) If the indemnification provided for in this Section 5 shall be unenforceable under applicable law by an indemnified party, the Company agrees to contribute to such indemnified party with respect to any and all losses, claims, damages and liabilities for which such indemnification provided for in this Section 5 shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company is not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph were to be determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            (e)  The indemnity and contribution agreements contained in this
Section 5 and the representations and warranties of the Company in the Underwriting Agreement shall remain operative and in full force regardless of
(i) any termination of the Underwriting Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) delivery of and payment for any of the Offered Securities.

      6.  Termination.

            (a) If the Offered Securities are being purchased for the purpose of resale, the Underwriting Agreement may be terminated, at any time prior to the Closing Date, by the Managers with the consent of Underwriters who have agreed to purchase in the aggregate more than fifty percent of the total principal amount of the Offered Securities, if (a) there shall have occurred any general suspension or material limitation on trading in securities on the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, (b) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, (c) a general banking moratorium on commercial banking activities in New York shall have been declared either by federal or New York State authorities or (d) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Managers, impracticable to market the Offered Securities.

            (b) Any termination of the Underwriting Agreement pursuant to this Section 6 shall be without liability of any party to any other party except as otherwise provided in subsection (f) of Section 3.

      7.  Default by an Underwriter.

            If any one or more Underwriters shall fail to purchase and pay for any of the Firm Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Shares set forth opposite their names in Schedule I to the Underwriting Agreement bears to the aggregate amount of Firm Shares set forth opposite the names of all the remaining Underwriters) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase (less such aggregate amount of Firm Shares as are purchased by substituted underwriters selected by the Managers with the approval of the Company or selected by the Company with the approval of the Managers) shall exceed 10% of the aggregate amount of Firm Shares set forth in such Schedule I, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Firm Shares, and if such nondefaulting Underwriters do not purchase all the Firm Shares, the Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company (except as otherwise provided in subsection (f) of Section 3). In the event of a default by an Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as the Company and the Managers shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in the Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default thereunder.

      8.  Notices.

            All communications under the Underwriting Agreement will be effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telegraphed and confirmed to them, at the address, or telephoned to them at the number, specified in the Underwriting Agreement and to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, attention: Wilbur
C. Delp, Jr.; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Central and South West Corporation, 1616 Woodall Rodgers Freeway, Dallas, Texas 75202, attention of the Treasurer and to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, attention Robert B. Williams, Esq.

      9.  Successors.

            The Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 of the Underwriting Agreement, and no other person will have any right or obligation hereunder and no other person (including a purchaser, as a purchaser, from any Underwriter of any of the Offered Securities) shall acquire or have any rights under or by virtue of the Underwriting Agreement.

      10.  Governing Law.

            The Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT A

Opinion of Underwriters' Counsel


      The opinion of the counsel for the Underwriters to be delivered pursuant to Section 4(b) shall be substantially to the effect that:

     (i) the Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware; and each of the Operating Companies has been duly incorporated and is validly existing under the laws of the state in which it was incorporated;

     (ii) the Offered Securities have been duly authorized and issued, are fully paid and nonassessable and have the rights set forth in the Charter; and the certificates for the Offered Securities are in due and proper form;

    (iii) the Offered Securities conform as to legal matters, in all material respects, with the statements concerning them made in the Prospectus under the caption "Description of Common Stock," and in the Prospectus Supplement under the caption "Supplemental Description of Common Stock," and such statements accurately set forth, in all material respects, the matters respecting the Offered Securities which are required to be set forth in the Prospectus, as supplemented by the Prospectus Supplement, by the Securities Act and the rules and regulations under said Act (other than the accounting provisions thereof, with respect to the requirements of which such counsel need express no opinion or belief); and the stockholders of the Company have no preemptive rights with respect to any of the Offered Securities;

     (iv)  the order of the Commission referred to in subsection (b) of
Section 1 of the Underwriting Agreement has been duly entered and, to the knowledge of said counsel, is in full force and effect. Except for an order of the Commission entered into with respect to the Registration Statement as contemplated in paragraph (vi) below, no further approval, authorization, consent, certificate or order of any Federal commission or regulatory authority is necessary with respect to the issue and sale of the Offered Securities by the Company as contemplated in the Underwriting Agreement;

     (v) the Registration Statement on Form S-3 has become effective under the Securities Act, and, to the knowledge of said counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or threatened under the Securities Act;

     (vi) the Registration Statement, the Prospectus and the Prospectus Supplement (other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which said counsel need express no opinion or belief) as of their respective effective or issue dates complied as to form, in all material respects, with the requirements of the Securities Act (or, where appropriate, the Exchange
Act) and the rules and regulations of the Commission thereunder;

     (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company; and

     (viii) while, except as otherwise required or stated in said opinion, said counsel are not passing upon and do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the Registration Statement, the Prospectus or the Prospectus Supplement, and relying as to materiality, to a large extent, upon the judgment of officers and representatives of the Company, nothing has come to the attention of said counsel which would lead said counsel to believe that the Registration Statement relating to the Offered Securities or any amendment thereto (other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which said counsel need express no opinion or belief) at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (with the foregoing exception) the Prospectus, as supplemented by the Prospectus Supplement, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                     EXHIBIT B


                  Opinion of Milbank, Tweed, Hadley & McCloy


            The opinion of Milbank, Tweed, Hadley & McCloy, who may rely as to certain matters on the opinion of Ferd. C. Meyer, Jr., General Counsel of the Company, to be delivered pursuant to Section 4(c) shall be substantially to the effect that:

     (i) the Company has been duly incorporated and is a corporation validly existing in good standing under the laws of the State of Delaware;

     (ii) the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

     (iii) the issuance and sale of the Offered Securities have been duly and validly authorized by all necessary corporate proceedings and when the Offered Securities have been issued and paid for pursuant to the Underwriting Agreement, the Offered Securities will be duly issued and fully paid and non-assessable and have the rights set forth in the Charter; and the certificates for the Offered Securities are in due and proper form;

     (iv) the stockholders of the Company have no preemptive rights with respect to any of the Offered Securities;


     (v) the Offered Securities conform as to legal matters, in all material respects, with the statements concerning them made in the Prospectus under the caption "Description of Common Stock," and in the Prospectus Supplement under the caption "Supplemental Description of Common Stock," and such statements accurately set forth, in all material respects, the matters respecting the Offered Securities which are required to be set forth in the Prospectus, as supplemented by the Prospectus Supplement, by the Securities Act and the rules and regulations thereunder (other than the accounting provisions thereof, with respect to the requirements of which such counsel need express no opinion or belief);

     (vi)  the order of the Commission referred to in subsection (b) of
Section 1 of the Underwriting Agreement has been duly entered and, to the knowledge of said counsel, is in full force and effect. No further approval, authorization, consent, certificate or order of any Federal commission or regulatory authority is necessary with respect to the issuance and sale of the Offered Securities by the Company as contemplated by the Underwriting Agreement;

     (vii) the Registration Statement on Form S-3 with respect to the Offered Securities filed with the Securities and Exchange Commission pursuant to the Securities Act has become effective and, to the knowledge of said counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made within the time period required by Rule 424(b). The Prospectus including all documents incorporated by reference pursuant to the requirements of Form S-3 under the Securities Act, constituting a part thereof, may lawfully be used for the purposes specified in the Securities Act in connection with the offer and sale of the Offered Securities in the manner therein specified.

      (viii) the Registration Statement, the Prospectus and the Prospectus Supplement (other than financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which said counsel need express no opinion) as of their respective effective or issue dates appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act (or, where appropriate, the Exchange Act) and to the applicable rules and regulations of the Commission under said statutes;

      (ix) all outstanding shares of Common Stock of the Operating Companies are owned directly by the Company, free and clear of any liens and encumbrances;

      (x) except as may be set forth in the Prospectus, to the best of such counsel's knowledge there are no legal proceedings involving the Company pending or threatened which might reasonably be expected to materially and adversely affect the condition (financial or otherwise), results of operations or properties of the Company; and

      (xi) nothing has come to the attention of said counsel which gave them reason to believe that the Registration Statement, Prospectus or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                                                                     EXHIBIT C


                      Opinions of Vinson & Elkins L.L.P.,
                 Doerner, Stuart, Saunders, Daniel & Anderson,
                    Wilkinson, Carmody, Gilliam & Hussey,
         Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P., and
                             Richard Zieren, Esq.


            The opinions of Vinson & Elkins L.L.P., Doerner, Stuart, Saunders, Daniel & Anderson, Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P., and Richard Zieren, Esq., counsel and General Counsel, respectively, for Central Power & Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, West Texas Utilities Company and Transok, Inc., to be delivered pursuant to Section 4(d) shall be substantially to the effect that:

            (i) the companies each are duly incorporated and validly existing under the laws of the respective states in which they are incorporated;

            (ii) the companies each have the legal right to operate as public utilities (or, in the case of Transok, Inc., as an intrastate natural gas transmission pipeline) in the states in which they operate, respectively; and

            (iii) except as may be set forth in the Prospectus, to the best of such counsel's knowledge there are no legal proceedings involving the respective companies pending or threatened which might reasonably be expected to materially and adversely affect the condition (financial and otherwise), results of operations or properties of the respective companies.

                                                                     EXHIBIT D


                     Opinions of Friday, Eldredge & Clark,
                    Wilkinson, Carmody, Gilliam & Hussey,
                        Rainey, Ross, Rice & Binns, and
                        Coghlan, Crowson & Fitzpatrick


            The opinions of Friday, Eldredge & Clark, Wilkinson, Carmody, Gilliam & Hussey, Rainey, Ross, Rice & Binns, and Coghlan, Crowson & Fitzpatrick, counsel for Southwestern Electric Power Company ("SWEPCO") in the States of Arkansas, Louisiana, Oklahoma and Texas, respectively, to be delivered pursuant to Section 4(e) shall be substantially to the effect that
SWEPCO:

            (i) has the legal right to operate as a public utility in the states in which it operates; and

            (ii) except as may be set forth in the Prospectus, to the best of such counsel's knowledge there are no legal proceedings involving the company pending or threatened which might reasonably be expected to materially and adversely affect the condition (financial and otherwise), results of operations or properties of the company.